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Exhibit 23.1

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc., of our report dated March 16, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Pacific Premier Bancorp, Inc., for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California
December 3, 2015

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  Exhibit 23.1